EXHIBIT 77Q1

                                    EXHIBITS

(b)(1) The text of the modified investment strategy of the Strategic Allocation Portfolios is incorporated by reference to a supplement dated October 8, 2002, to the Registrant's Prospectus dated May 1, 2002, as filed with the Securities and Exchange Commission ("SEC") via EDGAR on October 8, 2002.